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                                                                   EXHIBIT 99.1


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON SUPPLEMENTARY INFORMATION

To the Stockholders
Citation Corporation and Subsidiaries

Our report on the consolidated financial statements of Citation Corporation and subsidiaries is included on page 32 of this Form 10-K. In connection with our audits of such financial statements, we have also audited the related financial statement schedule listed in the index in Item 14 of this Form 10-K.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

COOPERS & LYBRAND L.L.P.

/s/ Coopers & Lybrand L.L.P.

Birmingham, Alabama
November 17, 1997

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